SIXTH OMNIBUS AMENDMENT
TO
SECURED NOTES
AND
AMENDED AND RESTATED AGREEMENT RE: SECURED NOTES

THIS SIXTH OMNIBUS AMENDMENT TO SECURED NOTES AND AMENDED AND RESTATED AGREEMENT RE: SECURED NOTES (this “Agreement”) is made and entered into as of August 30, 2019, among HC2 Station Group, Inc., a Delaware corporation, and HC2 LPTV Holdings, Inc., a Delaware corporation (each a “Subsidiary Borrower” and, together, the “Subsidiary Borrowers”), HC2 Broadcasting Holdings Inc., a Delaware corporation (the “Parent Borrower” and, together with the Subsidiary Borrowers, the “Borrowers”), Great American Life Insurance Company, an Ohio corporation (“GALIC”) and Great American Insurance Company, an Ohio corporation (“GAIC” and, together with GALIC, the “Initial Lenders”), Minority Brands, Inc., an Ohio Corporation (“MBI”), and Arena Limited SPV, LLC, a Delaware limited liability company (the “First-Out Lender” and, together with MBI and any other lender under any Additional Secured Note (as defined below) that becomes party to this Agreement pursuant to Section 2(a)(ii), the “Additional Lenders” and, together with the Initial Lenders, each a “Lender” and, collectively, the “Lenders” and, together with the Borrowers, each a “Party” and collectively, the “Parties”).
W I T N E S S E T H:

WHEREAS, the Borrowers have entered into the Secured Notes (as defined on Schedule I hereto) with the applicable Lender or Lenders;
WHEREAS, the Subsidiary Borrowers and the Initial Lenders previously entered into the Agreement Re: Secured Notes, dated as of January 22, 2019 (the “Original Agreement Re: Secured Notes”), which, among other things, amended certain terms of the $35,000,000 Secured Note (as defined on Schedule I hereto), provided for the issuance of Additional Secured Notes and contained certain provisions related to the administration or disposition of the Collateral;
WHEREAS, the Borrowers and certain of the Lenders previously entered into the Omnibus Amendment to Secured Notes, dated as of May 3, 2019 (the “Original Omnibus Amendment”), to add additional Collateral to secure the Secured Notes, to add the Parent Borrower as an additional “Borrower” under the Secured Notes then outstanding, and to make certain other amendments thereto;
WHEREAS, the Borrowers and the Lenders previously entered into the Second Omnibus Amendment to Secured Notes and Amended and Restated Agreement Re: Secured Notes, dated as of May 31, 2019 (the “Second Agreement Re: Secured Notes”), which, among other things, amended certain of the Secured Notes to permit the issuance of certain additional secured notes on the terms set forth therein, including the $10,750,000 First-Out Secured Note (as defined on Schedule I hereto) with the First-Out Lender, dated as of May 31, 2019, amended the Maturity

Date under such Secured Notes and made certain other amendments thereto as set forth therein and amended and restated the Original Agreement Re: Secured Notes;
WHEREAS, the Borrowers and the Lenders previously entered into the Third Omnibus Amendment to Secured Notes and Amended and Restated Agreement Re: Secured Notes, dated as of June 28, 2019 (the “Third Agreement Re: Secured Notes”), which, among other things, amended the Secured Notes to permit certain asset sales and extended the Maturity Date under the Secured Notes as set forth therein and amended and restated the Second Agreement Re: Secured Notes;
WHEREAS, the Borrowers and the Lenders previously entered into the Fourth Omnibus Amendment to Secured Notes and Amended and Restated Agreement Re: Secured Notes, dated as of July 31, 2019 (the “Fourth Agreement Re: Secured Notes”), which further extended the Maturity Date under the Secured Notes as set forth therein and amended and restated the Third Agreement Re: Secured Notes;
WHEREAS, the Borrowers and the Lenders previously entered into the Fifth Omnibus Amendment to Secured Notes and Amended and Restated Agreement Re: Secured Notes, dated as of August 2, 2019 (the “Fifth Agreement Re: Secured Notes”), which, among other things, permitted the issuance of the $5,375,000 First-Out Secured Note (as defined on Schedule I hereto) and amended and restated the Fourth Agreement Re: Secured Notes; and
WHEREAS, pursuant to this Agreement, the Parties wish to amend the Secured Notes to further extend the Maturity Date under the Secured Notes as set forth herein and amend and restate the Fifth Agreement Re: Secured Notes.
Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Secured Notes.
In consideration of the premises, the mutual covenants, and the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties covenant, agree and represent, as applicable, as follows:

Section 1. Certain Amendments and Understandings with respect to the Secured Notes.
(a) Amendments.
(i) The following defined terms contained in each of the Secured Notes are hereby amended and restated in their entirety as follows:
“Maturity Date” means the earlier of (a) September 30, 2019 and (b) the date on which all amounts under this Note shall become due and payable.
“Agreement Re: Secured Notes” means the Sixth Omnibus Amendment to Secured Notes and Amended and Restated Agreement Re: Secured Notes, dated as of August 30, 2019, among the Borrowers and the lenders from time to time party thereto, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

(b) Understandings of the Parties.
(i) For greater certainty, the following defined term contained in each of the Secured Notes (other than the First-Out Secured Notes) is hereby restated in its entirety as follows:
“Permitted Indebtedness” means (i) (a) the indebtedness incurred pursuant to this Note, (b) additional indebtedness secured by the Collateral (including “First-Out Debt,” “First-Out Obligations,” “Pari Passu Debt” and “Pari Passu Obligations,” each as defined in the Agreement Re: Secured Notes) in an aggregate principal amount at any time outstanding of $59,325,000 minus the principal amount of this Note and (c) any refinancing or replacement indebtedness in respect of indebtedness incurred pursuant to the foregoing clauses (a) and (b), plus all refinancing fees, expenses, costs and premiums in connection with any such refinancing or replacement, (ii) indebtedness in respect of Capital Lease Obligations and Purchase Money Obligations, in an aggregate principal amount not to exceed $5,000,000, financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by any Borrower after the acquisition, construction, repair, replacement, lease or improvement of the applicable asset and (iii) unsecured intercompany indebtedness between or among the Borrowers or unsecured intercompany indebtedness of the Parent Borrower pursuant to the intercompany note, executed as of April 30, 2019 and effective as of June 30, 2018 (and any refinancing or replacement indebtedness in respect thereof).
(ii) The following defined term contained in the $10,750,000 First-Out Secured Note is hereby restated in its entirety as follows:
“Permitted Indebtedness” means (i) (a) the indebtedness incurred pursuant to this Note representing “First-Out Debt” (as defined in the Agreement Re: Secured Notes), (b) additional indebtedness secured by the Collateral (including “First-Out Obligations,” “Pari Passu Debt” and “Pari Passu Obligations,” each as defined in the Agreement Re: Secured Notes) in an aggregate principal amount at any time outstanding of $59,325,000 minus the principal amount of this Note and (c) any refinancing or replacement indebtedness in respect of indebtedness incurred pursuant to the foregoing clauses (a) and (b), plus all refinancing fees, expenses, costs and premiums in connection with any such refinancing or replacement, (ii) indebtedness in respect of Capital Lease Obligations and Purchase Money Obligations, in an aggregate principal amount not to exceed $5,000,000, financing an acquisition, construction, repair, replacement, lease or improvement of a fixed or capital asset incurred by any Borrower after the acquisition, construction, repair, replacement, lease or improvement of the applicable asset and (iii) unsecured intercompany indebtedness between or among the Borrowers or unsecured intercompany indebtedness of the Parent Borrower pursuant to the intercompany note, executed as of April 30, 2019 and effective as of June 30, 2018 (and any refinancing or replacement indebtedness in respect thereof).

(iii) The definition of “Permitted Indebtedness” contained in the $5,375,000 First-Out Secured Note shall be as set forth therein.
(iv) For greater certainty, the following defined term contained in each of the Secured Notes is hereby restated in its entirety as follows:
“Permitted Liens” means (i) Liens securing indebtedness incurred pursuant to clause (i) of the definition of “Permitted Indebtedness,” (ii) Liens of lessors, lessees, sublessors, sublessees, licensors or licensees arising under real estate lease or license arrangements entered into in the ordinary course of business of the Borrowers, (iii) inchoate mechanics and similar Liens for labor, materials or supplies to the extent securing amounts which are not yet due and payable, (iv) Liens under Capital Lease Obligations, provided, that (1) any such Lien attaches to such property concurrently with the acquisition thereof and (2) such Lien attaches solely to the property so acquired in such transaction (and the proceeds therefrom), (v) Liens for taxes, assessments and other governmental charges or levies (1) not yet due or for which installments have been paid based on reasonable estimates pending final assessments or (2) the validity, applicability or amount of which is being contested diligently and in good faith by appropriate proceedings by that Person and in respect of which adequate reserves under GAAP are established and maintained and (vi) Liens on equipment arising from precautionary UCC financing statements regarding operating leases of equipment.
(v) For greater certainty, Section 7.2(f) of each of the Secured Notes (other than the $5,375,000 First-Out Secured Note) is hereby restated in its entirety as follows:

(f)
permit or cause the sale of any assets of such Borrower or its subsidiaries, except (i) as set forth on Schedule 7.2(e) hereto, (ii) as permitted by Section 7.2(g) or (iii) for sales of any such assets not constituting Collateral in a single transaction or series of related transactions with a fair market value not to exceed $2,500,000;

(vi) Section 7.2(f) of the $5,375,000 First-Out Secured Note shall be as set forth therein.
(vii) Except as modified by this Agreement, the Original Omnibus Amendment remains in full force and effect.
Section 2. Agreement Re: Secured Notes.
(a) Issuance of Additional Secured Notes.
(i) Notwithstanding anything to the contrary herein or in the Secured Notes, without the consent of or prior notice to the Lenders, the Borrowers shall be permitted to issue one or more additional secured notes (each, an “Additional Secured Note” and, collectively, the “Additional Secured Notes”) to one or more Additional Lenders secured by the same Collateral as the Secured Notes and otherwise on substantially the same terms as the Secured Notes (including an interest rate not to exceed 8.5% per annum, a default rate not to exceed 2.0% per annum and a maturity date not earlier than the Maturity Date of each other Secured Note) to the extent permitted by the Secured Notes.
(ii) Substantially concurrently with the execution and delivery of any Additional Secured Note, each Additional Lender under such Additional Secured Note not then party hereto shall execute and deliver to the Borrowers a counterpart signature page to this Agreement, and thereby such Additional Lender shall have (i) agreed to be bound by all of the terms of this Agreement, (ii) assumed all rights and obligations of an “Additional Lender” and a “Lender” hereunder and (iii) be deemed to have made all of the representations and warranties thereof as of the date of the execution of such counterpart signature page.
(b) Collateral Matters.
(i) The obligations of each Lender under the Secured Notes or any Additional Secured Note, as applicable, shall be secured by the Collateral on a pari passu basis and any proceeds from the Collateral however received shall be distributed in accordance with clause (c) below.
(ii) Only the Initial Lenders may act or refrain from acting with respect to the Collateral or any proceeds therefrom. Without the express written consent of the Initial Lenders, no Additional Lender shall attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Collateral (provided, however, that the foregoing shall not prohibit any Additional Lender from taking any action to perfect its security interest in the Collateral, including by filing UCC financing statements).
(iii) Neither Initial Lender shall have by reason of this Agreement or any other related document a fiduciary relationship with respect to any Additional Lender, and each Additional Lender hereby waives and releases each Lender from all claims and liabilities arising pursuant to any Initial Lender’s role under this Agreement or any related document.
(c) Application of Proceeds.
(i) The Initial Lenders (and, to the extent permitted by Section 2(b)(ii), any Additional Lender) will apply the proceeds of any collection, sale, foreclosure or other realization upon, or exercise of any right or remedy with respect to, any Collateral and the proceeds thereof in the following order of application:
FIRST, to the payment of any reasonable costs and expenses (including reasonable legal fees) incurred by any Initial Lender or indemnification obligations then due and payable to any Initial Lender pursuant to the Great American Secured Notes (as defined on Schedule I hereto), in each case, in connection with the administration or disposition of Collateral or any proceeds therefrom;

SECOND, to the repayment of obligations (other than Pari Passu Obligations (as defined below)) secured by a Permitted Prior Lien (as defined below) on any Collateral sold or realized upon;

THIRD, to the First-Out Lender for application to the payment of all outstanding First-Out Obligations (as defined below) that are then due and payable in an amount sufficient to discharge all First-Out Obligations;

FOURTH, after the discharge of all First-Out Obligations, to each other Lender for application to the equal and ratable payment of all other outstanding Pari Passu Obligations that are then due and payable in an amount sufficient to discharge all Pari Passu Obligations; and

FIFTH, any surplus remaining after the payment of amounts described in the preceding clauses will be paid to the Borrowers, or to such other persons as may be entitled to such amounts under applicable law or as a court of competent jurisdiction may direct.

(ii) “Excess First-Out Debt” means any obligations under First-Out Debt (other than the principal amount of, and regular installments of interest on, First-Out Debt) in excess of $250,000.
(iii) “Excess First-Out Obligations” means Excess First-Out Debt and all other obligations in respect thereof.
(iv) “First-Out Debt” means the First-Out Secured Notes; provided that, for the avoidance of doubt, Excess First-Out Debt shall constitute Pari Passu Debt and not First-Out Debt.
(v) “First-Out Obligations” means First-Out Debt and all other obligations in respect thereof; provided that, for the avoidance of doubt, Excess First-Out Obligations shall constitute Pari Passu Obligations and not First-Out Obligations.
(vi) “Pari Passu Debt” means:
(1) all Secured Notes (other than the First-Out Secured Notes);

(2) all First-Out Debt;

(3) any Excess First-Out Debt; and

(4) any other indebtedness (including any Additional Secured Note) of the Borrowers that is secured equally and ratably with the Secured Notes (other than the First-Out Secured Notes), the First-Out Debt and any Excess First-Out Debt by a pari passu Lien that was permitted to be incurred under this Agreement and the Secured Notes.

(vii) “Pari Passu Obligations” means Pari Passu Debt and all other obligations in respect of Pari Passu Debt, including without limitation any post-petition interest whether or not allowable.
(viii) “Permitted Prior Lien” means any Lien that has priority over the Lien of the Lenders,which Lien was permitted under each Secured Note and any Additional Secured Note.
Section 3. Expenses.
(a) Expenses. The Borrowers jointly and severally agree to pay to the Initial Lenders the costs and expenses (excluding, for the avoidance of doubt, net income and other taxes) incurred by the Initial Lenders, including legal fees, in connection with (i) preparation, negotiation, and execution of this Agreement and any other documents executed in connection herewith, (ii) the transactions contemplated by this Agreement, including, but not limited to amendments to the Secured Notes, and any other document executed in connection herewith, (iii) monitoring an Initial Lender’s rights with respect to its obligations under this Agreement and (iv) the issuance of any Additional Secured Notes after the date hereof.
Section 4. Representations and Warranties.
(a) Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants as of the date hereof as follows:
(i) Each Borrower is a corporation, duly organized, validly existing and in good standing under the Laws of Delaware and has the power and authority to own its property and to carry on its business in each jurisdiction in which such Borrower does a material volume of business.
(ii) Each Borrower has full power and authority to execute and deliver this Agreement and to incur and perform the obligations provided for herein, all of which have been duly authorized by all proper and necessary action of the board of directors of such Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of this Agreement, and each Borrower is in compliance with all Laws and regulatory requirements to which it is subject.
(iii) This Agreement constitutes the valid and legally binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms.
(iv) There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of each Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on such Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement.
(v) The financial statements of each Borrower as of and for the fiscal quarter ended June 30, 2019 previously delivered to the Lenders fairly present, in all material respects, the financial condition, results of operations, shareholders’ equity and cash flows of such Borrower in accordance with GAAP and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
(vi) Except as disclosed to the Lenders on Schedule II hereto, (a) there is no action, claim, notice of violation, order to show cause, complaint, investigation, or proceeding involving any Borrower pending or, to the knowledge of any Borrower threatened before any court or Governmental Authority, agency or arbitration authority or (b) there is no outstanding decree, decision, judgment, or order that has been issued by any court, Governmental Authority, agency or arbitration authority against such Borrower or its FCC Licenses.
(vii) (a) Each of the FCC Licenses issued to any Borrower is valid, binding, in full force and effect, and enforceable by such Borrower in accordance with its terms; (b) any Borrower that is the holder of each such FCC License has performed all obligations thereunder in all material respects and has not received written notice of intention to terminate any FCC License or written notice alleging a material default (other than letters of default that have been rescinded or with respect to defaults that have been cured or waived); and (c) no event caused by, relating to or affecting any Borrower that is the holder of an FCC License has occurred which (with or without the giving of notice or lapse of time, or both) would constitute a Material Adverse Change by any Borrower of the terms of such FCC License, the Communications Act of 1934, as amended (the “Communications Act”), or the rules, regulations, written policies, orders and decisions of the Federal Communications Commission (“FCC”) adopted under the Communications Act, in each case as from time to time in effect (the “FCC Rules”).
(viii) Except for proceedings affecting the broadcasting industry generally, neither Borrower is a party to or has knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC, or of any other proceedings which could in any manner threaten or adversely affect the validity or continued effectiveness of the FCC Licenses of any such Person or give rise to any order of forfeiture that would reasonably be expected to have a Material Adverse Change. Neither Borrower has any reason to believe that the FCC Licenses issued to any Borrower will not be renewed in the ordinary course. Each Borrower has filed in a timely manner all material reports, applications, documents, instruments and information required to be filed by it pursuant to the FCC Rules. No licenses, authorizations, permits or other rights other than the FCC Licenses are required under the Communications Act or the FCC Rules to operate the respective businesses of the Borrowers in substantially the manner it is being operated as of the date of this Agreement.
(ix) Parent owns all of the issued and outstanding capital stock of each of the Operating Subsidiaries, and all such capital stock is validly issued, fully paid and non-assessable and is free and clear of all liens or adverse claims, other than the security interest in favor of the Lenders or as would not constitute a Material Adverse Change.

(x) No representation or warranty by any Borrower in this Agreement or in any of the other documents or instruments executed in connection herewith and no statement contained any certificate or other document furnished or to be furnished to the Lenders pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.
(b) Representations and Warranties of the Lenders. Each Lender hereby represents and warrants as of the date hereof as follows:
(i) Each Lender is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization, as applicable, and has the power and authority to own its property and to carry on its business in each jurisdiction in which such Lender does a material volume of business.
(ii) Each Lender has full power and authority to execute and deliver this Agreement and to incur and perform the obligations provided for herein, all of which have been duly authorized by all proper and necessary action of such Lender. No consent or approval of any public authority or other third party is required as a condition to the validity of this Agreement, and each Lender is in compliance with all Laws and regulatory requirements to which it is subject.
(iii) This Agreement constitutes the valid and legally binding obligation of each Lender, enforceable against such Lender in accordance with its terms.
(iv) There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of each Lender and no provision of any existing agreement, mortgage, indenture or contract binding on such Lender or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement.
Section 5. Miscellaneous.
(a) Notices.
(i) All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing and shall be given by personal delivery or nationally recognized overnight courier, in each case to the address specified below or to such other address as such Party may from time to time specify in writing in compliance with this provision:
If to the Borrowers:
HC2 Broadcasting Holdings Inc.

HC2 Station Group, Inc.
HC2 LPTV Holdings, Inc.
c/o HC2 Holdings, Inc.
450 Park Avenue, 30th Floor
New York, New York 10022
Attn: Rebecca Hanson

If to the Initial Lenders:
Great American Life Insurance Company and
Great American Insurance Company
c/o American Money Management Corporation
301 East Fourth Street
27th Floor
Cincinnati, Ohio 45202
Attn: Tom Keitel and Tim Shipp
With copies to:
Great American Insurance Company
c/o American Money Management Corporation
301 East Fourth Street
27th Floor
Cincinnati, Ohio 45202
Attn: John S. Fronduti and Mark A. Weiss
If to an Additional Lender:
Minority Brands, Inc.
653 McCorkle Boulevard
Suite P
Westerville, Ohio 43082
Attn: Richard Schlig

With copies to:

Koerner and Olender, P.C.
7020 Richard Drive
Bethesda, Maryland 20817
Attn: James Koerner

Arena Limited SPV, LLC
405 Lexington Avenue
59th Floor
New York, New York 10174

With copies to:

Winston & Strawn LLP
200 Park Avenue
New York, NY 10166
Attn: John Kalyvas

(ii) Notices are deemed received (a) when delivered, if personally delivered, and (b) on the next Business Day after tender for delivery if delivered by reputable overnight courier service.
(b) Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES WHICH WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF NEW YORK.
(c) Submission to Jurisdiction. Each Party hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Agreement may be brought in the state and federal courts located in the State of New York, County of New York, Borough of Manhattan and (ii) submits to the jurisdiction of any such court in any such action, suit or proceeding. Final judgment against any Party in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.
(d) Venue. Each Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in the foregoing paragraph and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(e) Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.
(f) Counterparts; Integration; Effectiveness. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single instrument. This Agreement and the Secured Notes constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(g) Successors and Assigns. This Agreement may be assigned by the Initial Lenders to any Person who is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code, as amended, and by the First-Out Lender to any of its controlled affiliates (or in the event of any foreclosure or exercise of rights or remedies with respect to the Collateral permitted by Section 2(b)(ii), to any of its affiliates); provided that, any such assignment or transfer shall be evidenced by the execution of a joinder or counterpart to this Agreement in the name of the assignee or transferee with terms and conditions identical to those herein. The Borrowers may not assign or transfer this Agreement or any of its rights hereunder without the prior written consent of Lenders holding a majority in aggregate principal amount of the Secured Notes and any Additional Secured Notes then outstanding (collectively, the “Majority Lenders”) and the First-Out Lender.
(h) Third Party Beneficiaries. This Agreement shall inure to the benefit of, and be binding upon, the Borrowers and the Lenders (and the applicable Lenders’ respective permitted assigns).
(i) Interpretation. For purposes of this Agreement: (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (ii) the word “or” is not exclusive; and (iii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Schedules, Exhibits and Sections mean the Schedules, Exhibits and Sections of this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
(j) Amendments and Waivers. No term of this Agreement may be waived, modified, amended, amended and restated, or supplemented except by an instrument in writing signed by the Borrowers and the Majority Lenders. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. Notwithstanding the foregoing, no provision of Section 2 may be waived, modified, amended, amended and restated, or supplemented in any manner whatsoever (whether set forth elsewhere in this Agreement or in any other agreement) without the written consent of each Lender, which consent shall not be unreasonably withheld, conditioned or delayed.
(k) Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.
(l) No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of any Lender, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by applicable Law.
(m) Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
(n) Further Assurances. The Parties irrevocably (i) consent to the transactions contemplated hereby and (ii) shall sign (or cause to be signed) all further documents, do (or cause to be done) all further acts, and provide all assurances as may reasonably be necessary or desirable to give effect to the terms of this Agreement.
(o) Publicity; Confidentiality. Except as may be required by applicable Law, none of the Parties shall issue a press release or public announcement or otherwise make any disclosure concerning this Agreement or the transactions contemplated hereby, without prior written consent of the other Parties. If any announcement is required by applicable Law to be made by a Party, prior to making such announcement or disclosure such Party, to the extent reasonably practicable, will deliver a draft of such announcement to the other party and shall give the other party a reasonable opportunity to comment thereon. Notwithstanding anything to the contrary herein, the Parties may (i) disclose the terms and provisions of this Agreement in, and/or file this Agreement as an exhibit to, any report required to be filed with the Securities and Exchange Commission and (ii) publish, make, repeat or otherwise use any statement previously consented to by the other Parties unless and until another Party objects in writing to the use thereof.
(p) This Agreement Controlling. Each Party hereby agrees that in the event of any conflict between this Agreement and any Secured Note or Additional Secured Note, this Agreement shall govern and be controlling.
(Signature Pages Follow)

IN WITNESS WHEREOF, the Borrowers have executed this Agreement as of the date first written above.

HC2 BROADCASTING HOLDINGS INC.,
as the Parent Borrower

HC2 STATION GROUP, INC.,
as a Subsidiary Borrower

HC2 LPTV HOLDINGS, INC.,
as a Subsidiary Borrower

By:     /s/ Ivan Minkov
    Name:    Ivan P. Minkov
    Title:    Chief Financial Officer

[Signature Page to
Sixth Omnibus Amendment and Amended and Restated Agreement Re: Secured Notes]

Accepted and agreed:
GREAT AMERICAN LIFE
INSURANCE COMPANY,
as an Initial Lender

By:     /s/ Mark F. Muething
    Name:    Mark F. Muething
    Title:    President

GREAT AMERICAN
INSURANCE COMPANY,
as an Initial Lender

By:
    Name:    Stephen C. Beraha
    Title:    Assistant Vice President

[Signature Page to
Sixth Omnibus Amendment and Amended and Restated Agreement Re: Secured Notes]

Accepted and agreed:
GREAT AMERICAN LIFE
INSURANCE COMPANY,
as an Initial Lender

By:
    Name:    Mark F. Muething
    Title:    President

GREAT AMERICAN
INSURANCE COMPANY,
as an Initial Lender

By:     /s/ Stephen C. Beraha
    Name:    Stephen C. Beraha
    Title:    Assistant Vice President

[Signature Page to
Sixth Omnibus Amendment and Amended and Restated Agreement Re: Secured Notes]

MINORITY BRANDS, INC.,
as an Additional Lender

By:    /s/ Richard Schilg
    Name: Richard Schilg
    Title: Chief Executive Officer

[Signature Page to
Sixth Omnibus Amendment and Amended and Restated Agreement Re: Secured Notes]

ARENA LIMITED SPV, LLC,
as the First-Out Lender and an Additional Lender

By:    /s/ Lawrence Cutler
    Name: Lawrence Culer
    Title: Authorized Signer

[Signature Page to
Sixth Omnibus Amendment and Amended and Restated Agreement Re: Secured Notes]

Schedule I:
Secured Notes

1.	US $35,000,000 secured note, dated as of August 7, 2018, among the Borrowers and the Initial Lenders (as amended by the Agreement Re: Secured Notes, the “$35,000,000 Secured Note”).

2.
US $7,500,000 secured note, dated as of January 22, 2019, among the Borrowers and the Initial Lenders (the “$7,500,000 Secured Note” and, together with the $35,000,000 Secured Note, the “Great American Secured Notes”).

3.	US $700,000 secured note, dated as of April 1, 2019, among the Borrowers and MBI, as amended by the letter agreement, dated as of July 31, 2019 (the “MBI Secured Note”).

4.	US $10,750,000 secured note, dated as of May 31, 2019, among the Borrowers and the First-Out Lender (the “$10,750,000 First-Out Secured Note”.

5.
US $5,375,000 secured note, dated as of August 2, 2019, among the Borrowers and the First-Out Lender (the “$5,375,000 First-Out Secured Note” and, together with the 10,750,000 First-Out Secured Note, the “First-Out Secured Notes” and, the First-Out Secured Notes together with the Great American Secured Notes and the MBI Secured Note, the “Secured Notes”).

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Schedule II:
Actions, Orders, Proceedings, Investigations

(1)	DTV America Corp., et al., Order and Consent Decree, 32 FCC Rcd 9129 (MB Oct. 31, 2017);

(2)	Mako Communications LLC, Order and Consent Decree, 31 FCC Rcd 112 (MB Jan. 13, 2016);

(3)	Una Vez Mas Las Vegas License, LLC Licensee of KHDF-CA, Las Vegas, NV Facility Id No. 66807, Forfeiture Order, 22 FCC Rcd 6355 (EB Mar. 28, 2007).

________________________________________

[1]
The Parties to the Order and Consent Decree include DTV America Corporation, King Forward, Inc., Tiger Eye Broadcasting Corporation, and Tiger Eye Licensing, LLC, as licensees, and HC2 Broadcasting Inc. and HC2 Broadcasting License Inc., as proposed assignees/transferees and successors-in-interest. The Parties agreed to implement a compliance plan for three years (i.e. until October 31, 2020). The FCC authorizations subject to the Consent Decree are listed in Appendix A to the Consent Decree.

[2]
Mako Communications LLC (“Mako”), predecessor-in-interest to HC2 LPTV Station Group, entered into a Consent Decree with the FCC’s Media Bureau to resolve alleged violations of the FCC’s public inspection file rules by station KNBX-CD (FID 33819). Mako and its successors-in-interest agreed to implement a compliance plan for two years (i.e., until January 13, 2018) under the terms of the Consent Decree. The requirements of this Order and Consent Decree have likely been satisfied or expired but are noted here out of an abundance of caution.

[3]
The FCC found Una Vez Mas Las Vegas License, LLC, predecessor-in-interest to HC2 Station Group, liable for a monetary forfeiture in the amount of $6,400 for willful and repeated violation of section 73.3526 of the FCC’s rules by KHDF-CA (FID 66807). The requirements of this Order and Consent Decree have likely been satisfied or expired but are noted here out of an abundance of caution.

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